Exhibit 10.4

ASSUMPTION AGREEMENT, dated as of July 1, 2009, made by Primus Telecommunications Group, Incorporated, a Delaware corporation (“Group”), and Primus Telecommunications Holding, Inc., a Delaware corporation (“Holding” and, together with Group, each an “Additional Grantor” and, collectively, the “Additional Grantors”), in favor of U.S. Bank National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) for the holders (the “Holders”) of the Notes issued pursuant to the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Primus Telecommunications IHC, Inc. (the “Company”), certain of the Company’s affiliates and U.S. Bank National Association, as trustee have entered into an Indenture, dated as of February 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company has issued its 14.25% Senior Secured Notes due 2011 (the “Notes”) to the Holders;

WHEREAS, in connection with the Indenture, the Company and certain of its Affiliates (other than the Additional Grantors) have entered into the Collateral Agreement, dated as of February 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Indenture requires each Additional Grantor become a party to the Collateral Agreement; and

WHEREAS, each Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, each Additional Grantor, as provided in Section 7.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1, 2, 3, 4, 5, 6, 7 and 8 to the Collateral Agreement. Each Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement (other than representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Indenture) is true and correct in all material respects as applied to such Additional Grantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ADDITIONAL GRANTORS:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer